EXHIBIT 99.1


DHB Industries, Inc.
March 16, 2005

[DHB Logo Appears Here]

                         NEWS FROM DHB INDUSTRIES, INC.
                400 Post Avenue; Suite 303 o Westbury, NY 11590
           T: 516/997-1155 o F: 516/997-1144 o www.dhbindustries.com


INVESTOR CONTACT:                      COMPANY CONTACT:
Robert B. Prag, President              Ishmon F. Burks, Executive Vice President
The Del Mar Consulting Group, Inc.     DHB Industries, Inc.
858/794-9500                           516/997-1155
bprag@delmarconsulting.com             iburks@dhbt.com


FOR IMMEDIATE RELEASE


                  DHB INDUSTRIES REPORTS FIRST QUARTER RESULTS

             - 1ST QUARTER EARNINGS PER SHARE CLIMB 21.4% TO $0.17 -

       - REVENUE INCREASES 14.9% FOR THE FIRST QUARTER TO $85.4 MILLION -


WESTBURY, NY - (May 10, 2005) DHB INDUSTRIES, INC. (AMEX: DHB), which principally operates in the rapidly growing field of body armor, announced today results for the first quarter ended March 31, 2005. DHB posted record first quarter revenues of over $85 million and its 21st consecutive year-over-year increase in quarterly revenues.

For the first quarter ended March 31, 2005, DHB reported record first quarter revenues of $85,465,000, an increase of 14.9% as compared to revenues of $74,403,000 for the first quarter of 2004. Operating income increased 15.4% in the first quarter of 2005 to a record for the first quarter of $12,571,000 as compared to $10,893,000 in the first quarter of 2004. First quarter 2005 income available to common stockholders was $7,619,000, a 21.5% increase as compared to $6,269,000 in the first quarter of 2004. First quarter 2005 earnings per share was $0.17 per diluted share, a 21.4% increase as compared to $0.14 per diluted share in the first quarter of 2004. The effective tax rate for the first quarter of 2005 was 35.5% as compared to 39.5% in the first quarter of 2004. Weighted shares outstanding on a diluted basis for the first quarter of 2005 were 46,111,906 as compared to 45,142,033 for the first quarter of 2004.

The gross profit margin for the first quarter of 2005 was 27.4% versus 27.9% in the first quarter of 2004. Selling, general and administrative expenses for the first quarter of 2005 were 12.7% of net sales versus 13.3% of net sales for the first quarter of 2004.

Stockholders' equity rose to a record $85,201,000 at March 31, 2005, a 10.6% increase as compared to $77,026,000 at year-end December 31, 2004.

Sandra Hatfield, DHB's Chief Operating Officer, said, "We are pleased with the Company's financial performance for the first quarter. The Company had its best first quarter ever with revenues of over $85 million. We continue to work hard to service our customers and provide them with the best possible body armor. "


                                    (Page 5)

DHB Industries, Inc.
March 16, 2005                                                      EXHIBIT 99.1


David H. Brooks, DHB's Chief Executive Officer, said, "Last week we announced that Retired Army Four Star General Larry Ellis was named President of DHB. Gen. Ellis had a long and distinguished career of service to our country and we are very fortunate to now call him a senior member of our management team. His leadership, integrity and organizational skills will be a great asset to the Company. I believe the experience General Ellis brings will be a tremendous asset to the Company and its future."

General (Ret.) Ellis, said "I am excited about joining DHB and the opportunity to again serve those in uniform in a different capacity. I have been impressed with the dedication and professionalism of our employees. Just as importantly, I am proud and impressed with the quality of our products. Our products perform where it matters; in the field and in combat."

CONFERENCE CALL:

DHB will discuss its results during a conference call today to be broadcast live over the Internet starting at 4:30 p.m. eastern daylight time.

Conference call particulars are as follows:

     o  Date - Tuesday, May 10, 2005
     o  Time - 4:30 p.m. eastern daylight time/1:30 p.m. pacific daylight time
     o  Dial in number - (888) 809-3629
     o Live Internet broadcast and replay can be accessed at http://www.dhbindustries.com

Those choosing to listen via the telephone are encouraged to call in at least ten minutes prior to the start of the call to allow time to register with the operator. The Question and Answer section of the conference call will be limited to analysts and institutional investors who called the Company by 4:00 p.m. eastern daylight time on Monday, May 9, 2005 to receive an access code.

ABOUT DHB INDUSTRIES, INC.

DHB Industries Inc.'s Armor Group is in the rapidly growing protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor Inc. (http://www.pointblankarmor.com) and Protective Apparel Corporation of America
(PACA) (http://www.pacabodyarmor.com) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the US and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department, and the California Highway Patrol.

DHB Sports Group produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains including Target and Wal-Mart, as well as private label distributors such as Meijer, Amerisource, Cardinal Health, and CDMA.

DHB maintains facilities in Westbury, NY, Deerfield Beach, FL, Pompano Beach, FL, Oakland Park, FL, Jacksboro, TN, and Arlington, VA. To learn more about DHB Industries Inc., visit the website at http://www.dhbindustries.com.

         SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS


                                    (Page 6)

DHB Industries, Inc.
March 16, 2005                                                      EXHIBIT 99.1


OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


            ***STATEMENT OF OPERATIONS AND BALANCE SHEET TO FOLLOW***


                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (In thousands, except share and per share data)

                                                    For the Three Months Ended
                                                             March 31,
                                                    ___________________________
                                                       2005            2004
                                                    ___________     ___________

Net sales                                           $    85,465     $    74,403

Cost of goods sold (includes related party               62,078          53,638
purchases of $9,339 and $3,302 respectively)        ___________     ___________
Gross profit                                             23,387          20,765

Selling, general and administrative expenses             10,816           9,872
                                                    ___________     ___________
Income before other income (expense)                     12,571          10,893
                                                    ___________     ___________

Other income (expense)
Interest expense                                           (544)           (299)
Other income                                                 17              10
                                                    ___________     ___________
Total other income (expense)                               (527)           (289)
                                                    ___________     ___________
Income before income taxes and minority interest         12,044          10,604

Income taxes                                              4,271           4,186
                                                    ___________     ___________
Income before minority interest of subsidiary             7,773           6,418

Minority interest of subsidiary                             (64)            (59)
                                                    ___________     ___________
Net income                                                7,709           6,359

Dividend - preferred stock                                  (90)            (90)
                                                    ___________     ___________
Income available to common stockholders             $     7,619     $     6,269
                                                    ===========     ===========
Earnings per common share:
Basic shares                                        $      0.17     $      0.15
                                                    ===========     ===========
Diluted shares                                      $      0.17     $      0.14
                                                    ===========     ===========
Weighted average shares outstanding:
Basic                                                45,293,980      40,743,784
Effect of convertible preferred                         500,000         500,000
Warrants                                                317,926       3,898,249
                                                    ___________     ___________
Diluted                                              46,111,906      45,142,033
                                                    ===========     ===========


                                    (Page 7)

                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
             AS OF MARCH 31, 2005 (UNAUDITED) AND DECEMBER 31, 2004
                 (In thousands, except share and per share data)


                                                        March 31,   December 31,
                                                          2005          2004
                                                        _________   ____________
ASSETS

Current assets
Cash and cash equivalents                                $     84     $    447
Accounts receivable, less allowance for doubtful
    accounts of $732 and $702, respectively                45,910       47,560
Accounts receivable - related party                            70        6,583
Inventories                                               102,930       85,973
Deferred income tax assets                                    652          483
Prepaid expenses and other current assets                   1,329        1,220
                                                         ________     ________
Total current assets                                      150,975      142,266
                                                         ________     ________

Property and equipment, net                                 2,540        2,632
                                                         ________     ________

Other assets
Deferred income tax assets                                    608          593
Deposits and other assets                                     446          366
                                                         ________     ________
Total other assets                                          1,054          959
                                                         ________     ________
Total assets                                             $154,569     $145,857
                                                         ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Current maturities of long-term debt                     $  8,000     $  4,000
Accounts payable                                           15,351        8,014
Accrued expenses and other current liabilities              6,574        8,350
Income taxes payable                                        5,085       14,816
                                                         ________     ________
Total current liabilities                                  35,010       35,180
                                                         ________     ________

Long-term liabilities
Notes payable-bank                                         22,747       25,634
Term loan payable                                          10,000        6,500
Other liabilities                                           1,116        1,086
                                                         ________     ________

Total liabilities                                          68,873       68,400
                                                         ________     ________

Commitments and contingencies

Minority interest in consolidated subsidiary                  495          431

Stockholders' equity
Convertible preferred stock, $0.001 par value,
  5,000,000 shares authorized, 500,000 shares of
  Series A, 12% convertible preferred stock issued
  and outstanding; liquidation preference $3,000                1            1
Common stock, $0.001 par value, 100,000,000 shares
  authorized, 45,337,575 and 45,282,536 issued                 45           45
Additional paid in capital                                 36,096       35,540
Retained earnings                                          49,059       41,440
                                                         ________     ________
Total stockholders' equity                                 85,201       77,026
                                                         ________     ________
Total liabilities and stockholders' equity               $154,569     $145,857
                                                         ========     ========


                                    (Page 8)

                                                            END